                                    BYLAWS                     EXHIBIT 1.A(6)(h)
                                      OF
                   SECURITY LIFE OF DENVER INSURANCE COMPANY
                   With Amendments through February 14, 1994



                                   ARTICLE I

                                   Officers

     Section 1. Number. The executive Officers of the corporation shall be the
     ---------  ------
Chairman of the Board, President, and Chief Executive Officer, Secretary, Treasurer and Actuary. As additional Executive Officers, there shall be any number of Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Second Vice Presidents, and General Auditors, who shall be elected by the Board of Directors. The Board of Directors may, in its discretion, designate an Honorary Chairman, honorary members of the Board and emeritus officers, who shall not be Board members, officers or employees of the corporation. The Board of Directors may, in its discretion, designate other officers: Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistants to the President and Chief Executive Officer, Associate and the Assistant Actuaries, Controllers, Associate and Assistant Controllers, Assistant Auditors, Directors of Agencies, Medical Directors, General Counsel, Associate and Assistant General Counsel, for such terms of office as it may direct and to perform such acts and carry out duties as the Board of Directors or the President and Chief Executive Officer may determine. Any sales director who has been recognized for his performance of services by being given the honorary title of Regional Vice President shall not be an "officer" of the Company. Any employee who has been recognized for his performance of services by being given the honorary title of Field Vice President shall not be an "officer" of the Company. One person may hold any two of the executive offices of the corporation (except the same person shall not be both President and Secretary) but no such officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these Bylaws or by resolution of the Board of Directors to be executed, acknowledged or verified by any two or more officers.

     Section 2. Election, Term of Office and Qualifications. The Executive
     ---------  -------------------------------------------
Officers of the corporation shall be chosen annually by the Board of Directors. Each officer shall hold his office until a successor shall have been duly chosen and qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 3. Removal. The officers designated in Section 1 of this Article
     ---------  -------
may be removed, either with or without cause, by a vote of a majority of the whole Board of Directors at a meeting called for the purpose.

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     Section 4. Resignation. Any officer may resign at any time by giving
     ---------  -----------
written notice to the Board of Directors, to the President and Chief Executive Officer, or to the Secretary of the corporation. Any such resignation shall take effect at the same time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5. Vacancies. A vacancy in any office because of death,
     ---------  ---------
resignation, removal, disqualification or any other cause, shall be filled for the unexpired portion of the term by the Board of Directors.

     Section 6. The Chairman of the Board. The Chairman of the Board shall be
     ---------  -------------------------
responsible to the Board of Directors. He shall perform all duties usual and incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 7. The President and Chief Executive Officer. The President shall
     ---------  -----------------------------------------
be the chief executive officer of the corporation and shall be responsible to the Board of Directors for the operation of the corporation and the conduct of its business. The President and Chief Executive Officer shall perform such duties as are given to him by these Bylaws and by the Chairman of the Board, and the Board of Directors. In the event of a vacancy in the office of the Chairman of the Board or in the absence of the Chairman of the Board, the President and Chief Executive Officer shall perform all the duties of the Chairman of the Board, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

     Section 8. Executive Vice Presidents, Senior Vice Presidents, Vice
     ---------  -------------------------------------------------------
Presidents, Second Vice Presidents, and General Auditors. Executive Vice
--------------------------------------------------------
Presidents, Senior Vice Presidents, Vice Presidents, Second Vice Presidents, and General Auditors shall perform such duties as are assigned by these Bylaws and by the Board of Directors, the Chairman of the Board and the President.

     Section 9. The Secretary. The Secretary shall be sworn to the faithful
     ---------  -------------
discharge of his duty. He shall:

      A. Keep the minutes of the meetings of the Stockholder and of the Board of Directors in books provided for the purpose.

      B. See that all notices are duly give in accordance with the provisions of these Bylaws or as required by law.

      C. Be custodian of the records and seal of the corporation, and see that such seal is affixed to all stock certificates prior to their issue and to all documents the execution of which on behalf of the corporation under its seal is duly authorized in accordance with these Bylaws.

      D. Have charge of the stock books of the corporation and keep or cause to be kept the stock and transfer books in such manner as to show at any time the amount of the

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      stock of the corporation issued and outstanding, the manner in which and the time when such stock was transferred, the names, alphabetically arranged, and the addresses of the holders of record thereof, the number of shares held by each, and the time when each became such holder of record; and exhibit at all reasonable times to any Director, upon application, the original or duplicate stock ledger.

      E. Sign, with the President, certificates of stock of the corporation.

      F. See that the books, reports, statements, certificates and all other documents and records of the corporation required by law are properly kept and filed.

      G. In general, perform all duties incident to the office of Secretary, and such other duties as, from time to time, may be assigned to him by the Board of Directors, the Chairman of the Board, or the President.

      Section 10. The Treasurer. The treasurer shall:
      ----------  -------------

      A. Have charge of, and be responsible for, all funds and securities of the corporation.

      B. From time to time, render a statement of the condition of the finances of the corporation at the request of the Board of Directors.

      C. Receive, and give receipt for, monies due and payable to the corporation from any source whatsoever.

      D. In general, perform all the duties incident to the office of Treasurer and such other duties as, from time to time, may be assigned to him by the Board of Directors, the Chairman of the Board, or the President.

      The Treasurer may be required to give a bond for the faithful performance of his duties in such sum and with such surety as may be determined by the Board of Directors.

      Section 11. The Actuary. The Actuary shall perform all duties incident to
      ----------  -----------
the office of the Actuary, and such other duties as, from time to time, may be assigned to him by the Board of Directors, by the Chairman of the Board, or by the President.

      Section 12. Modification of Policies. The executive officers designated in
      ----------  ------------------------
Section 1 of this Article, together with any officers designated by the Board of Directors, shall have the authority to sign and modify insurance policies for the company.

      Section 13. Salaries and Compensation of Officers. Salaries and
      ----------  -------------------------------------
compensation of all Executive Officers shall be fixed by the Board of Directors. In addition, the Board of Directors may, in its discretion, delegate its authority in whole or part, to the extent permitted by law, to

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an Executive Officer to approve salaries and compensation for officers as designated in Section 1.


                                  ARTICLE II
                                  ----------

                                   Directors
                                   ---------

     Section 1. Number and Qualifications. The property, interests, business and
     ---------  -------------------------
transactions of the corporation shall be managed by a Board of Directors consisting of not less than five(5) nor more than twelve (12) persons elected annually by the holder of the capital stock for the term of one (1) year, and shall serve until the election and qualification of their successors, unless they sooner resign.

     Section 2. Vacancies. Any vacancy occurring in the Board of Directors may
     ---------  ---------
be filled for the unexpired term by a majority vote of the remaining members of the Board of Directors. In the event that the membership of the Board of Directors falls below the number necessary for a quorum, a special meeting of the Stockholders shall be called, and such number of Directors shall be elected thereat as may be necessary to restore the membership of the Board to its full number.

     Section 3. Meetings. Regular meetings of the Board of Directors shall be
     ---------  --------
held three times in each calendar each year. The exact dates for the regular meetings in a calendar year will be set in the preceding year at the last regular meeting of the Board of Directors and included as part of the minutes thereof. The Board of Directors shall meet at such other time as it may, from time to time, determine. No notice need be given of the time of the meeting of any regular meeting of the Board of Directors.

     Section 4. Place of Meetings. The Board of Directors may hold its meetings
     ---------  -----------------
at such place or places within or without the State of Colorado as the Board may, from time to time, determine, or with respect to its meetings, as shall be specified or fixed in the respective notices or waivers of notice of such meetings.

     Section 5. Special Meetings; Notice. Special meetings of the Board of
     ---------  ------------------------
Directors shall be held whenever called by the Chairman of the Board or by the President or three (3) of the Directors. Notice of each such meeting shall be mailed to each Director, addressed to him at his address as it appears on the records of the corporation, at least three (3) days before the day on which the meeting is to be held. No notice need be given to any Director of the meeting, either before or after the holding thereof, who waives such notice. No notice need be given of an adjourned meeting of the Board of Directors.

     As to any Directors who shall sign the minutes of any Directors' meeting, such meeting shall be deemed to have been legally and duly called, noticed, held and conducted, and the action thereof approved, and, for all purposes and as to such persons, the minutes of the Directors' meeting shall be construed as if all the Directors were actually present at said

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meeting, and all who signed the minutes were duly noticed, and the signature of any Director to the minutes of a meeting shall, for all purposes and as to all persons, be held to be an approval of the actions taken thereat.

     Section 6. Quorum and Manner of Action. A majority of the number of
     ---------  ---------------------------
Directors, determined pursuant to ARTICLE II, Section 1, shall form a quorum for the transaction of business at any regular or special meeting of the Board of Directors. Except as otherwise provided by law, by the charter, or by these Bylaws, the act of a majority of the Directors present at any meeting, at which a quorum is present, shall be the act of the Board of Directors. In the absence of a quorum, the Director present may adjourn the meeting from time to time until a quorum be had.

     Section 7. Election of Officers. At the first meeting of the Board of
     ---------  --------------------
Directors after the annual election, the Executive Officers named in Section 1 of ARTICLE I of these Bylaws shall be elected to serve for the ensuing year and until the election of their respective successors. In addition, the Board of Directors shall elect their Chairman and may elect an Executive Committee and such other committees, including an Investment Committee, with such membership, duties and authority as the Board may designate. Elections shall be by ballot, and a majority of the votes cast shall be necessary to elect. Any vacancies that occur may be filled by the Board for the unexpired term. All other officers who are not Executive Officers shall serve for such terms as may be determined by the Board of Directors electing them subject, however, to the right of removal with or without cause by any subsequent Board of Directors.

     Section 8. Chairman. The Board of Directors shall designate a Chairman who
     ---------  --------
shall preside at all meetings of the Board of Directors and Shareholders' meetings. If no Chairman is so designated, or in the absence of the Chairman, the President and Chief Executive Officer of the corporation shall act as Chairman.

     Section 9. Duties. The Board of Directors shall exercise a general
     ---------  ------
supervision over the affairs of the corporation, and receive and pass upon the reports of the officers. The Board may direct any officer or officers of the corporation to transact any particular branch of business which it may see fit to designate. The Board of Directors may, from time to time, employ such persons as the Board may deem necessary for the carrying on of the business of the corporation, any of whom may also be Officers or Directors of the corporation.

     Section 10. Removal. Any Director may be removed from office, either with
     ----------  -------
or without cause, at any time, and another person may be elected to his place, to serve for the remainder of his term, at any special meeting of the Stockholder called for the purpose, by a majority vote of the total number of votes entitled to be cast by the Stockholder. In case any vacancy so created shall not be filled by the Stockholder at such meeting, such vacancy my be filled by the Directors as provided hereinabove.

     Section 11. Executive Committee. At the first meeting of the Board of
     ----------  -------------------
Directors after the annual election, an Executive Committee may be elected from the membership of the

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Board of Directors. Said Committee shall consist of not more than four (4)
members, among whom shall be the Chairman of the Board. The Executive Committee may meet at any time or place in or out of the State of Colorado, with or without notice, and a majority of the members of the Committee shall constitute a quorum for the transaction of business. Except when the Board of Directors is in session the Executive Committee shall have an exercise every right, power and authority of the Board of Directors permitted by law. Any act ratified by a majority of the Executive Committee shall be of the same force, effect and validity as if such act had been authorized in advance. The members of the Executive Committee shall hold office until the first meeting of the Board of Directors after the next annual election and until their successors shall have been duly elected and qualified, unless prior thereto they shall have been removed by the Board of Directors. The Board of Director may, at any time, remove any member or all members of the Executive Committee and elect another or others in lieu thereof, excepting the Chairman of the Board. The Executive Committee shall keep a record of all meetings and all business done thereat and the records shall be at all times subject to inspection by the Board of Directors. The Executive Committee may annually designate one member of the Committee as its Chairman, who shall preside at meetings of the Committee. If no Chairman is so designated, or in the absence of the Chairman, the Chairman of the Board of the corporation shall act as Chairman of the Executive Committee.

     Section 12. Retirement. Mandatory retirement from the Board will occur for
     ----------  ----------
members of the Board of Directors in office on January 1, 1978 at the first Annual Shareholders' Meeting following the attainment of age 72. Thereafter, Board members will be retired from the Board at the December 31st next following the attainment of age 70.


                                  ARTICLE III
                                  -----------

                                     Stock
                                     -----

     Section 1. Certificates. The Stockholder of the corporation whose stock has
     ---------  ------------
been paid for in full shall be entitled to a certificate showing the amount of stock of the corporation standing on the books in his name. Each certificate shall be numbered, shall bear the signatures of the President and of the Secretary or an Assistant Secretary, and shall be manually countersigned by an authorized officer of any transfer agent which has been duly appointed by the corporation. Each certificate shall bear the seal of the corporation and be issued in numerical order. The signatures of the President, the Secretary and any Assistant Secretary may all be facsimiles, and the seal of the corporation may be facsimile reproduction, but the countersignature of any transfer agent shall be manual.

     Section 2. Transfer. Transfers of all stock shall be made upon the proper
     ---------  --------
stock books of the corporation, and must be accompanied by the surrender of the duly endorsed certificates representing the transferred stock. Surrendered certificates shall be canceled and new certificates issued to the parties entitled thereto. The stock book shall be closed to transfers fifteen (15) days before general elections and fifteen (15) days before dividend dates.

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     Section 3. Lost Certificates. The Board of Directors may order a new
     ---------  -----------------
certificate of stock to be issued in the place of any certificate of the corporation alleged to have been lost or destroyed, but in either such case the owner of the lost certificate shall first cause to be given to the corporation a bond in such sum and with such surety as said Board may direct as indemnity against any loss or claim that the corporation may incur by reason of the issuance of such certificate, but the Board of Directors may, in its discretion, refuse to replace any lost certificate, save upon the order of some court having jurisdiction in such matters.

     Section 4. Stock and Transfer Books. The stock and transfer books and all
     ---------  ------------------------
other books and records of the corporation shall be kept at its principal office in Denver, Colorado, except that the stock and transfer books may be kept in the office of any duly appointed transfer agent of the corporation. All such books and records shall be open for inspection by the shareholder and judgment creditors of the corporation and their personal representatives, at the principal office of the corporation in Denver, Colorado, or with regard to stock and transfer books at the office of any duly appointed transfer agent of the corporation, and extracts may be made therefrom, as provided by law; provided, however, as permitted by law, the following limitations of such right of inspection and making extracts shall be and is hereby made, to-wit:

      A. Prior to any such inspection being made, the requesting party first shall give written notice to the Secretary of the corporation of the requesting party's desire to inspect and/or make extracts from such books and records of the corporation, said written notice to identify the particular books desired to be examined and to set forth the purpose or purposes of such examination. Within fifteen (15) days after receipt of such notice, the Secretary, in writing or orally, shall inform the requesting party of the date, time and place the requested books and/or records of the corporation may be examined by the requesting party.

      B. The requesting party shall not remove any of the requested books and/or records of the corporation from the place of examination indicated by the Secretary, as set forth in paragraph "A" above.

      C. The Secretary and/or any person designated by the Secretary shall be permitted to remain present with the requesting party at all times during the examination of the books and/or records of the corporation by the requesting party.

      D. All notes, memoranda, or extracts of books and/or records of the corporation, made and/or taken by the requesting party, shall be made in duplicate by the requesting party, and a copy thereof shall be delivered forthwith by the requesting party to the Secretary or to the designated representative of the Secretary, as the case may be.

      E. Before making any such examination of said books and/or records of the corporation and upon demand therefor by the Secretary or by the designated representative of the Secretary, the requesting party shall pay the corporation for all

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      reasonable costs and/or expenses, if any, incurred by the corporation in connection with the examination, said costs and/or expenses to be itemized and set forth in a written statement to be furnished by the Secretary or by the Secretary's designated representative to the requesting party at the time of the aforesaid demand for reimbursement therefor.

      F. The Secretary, in his discretion, may refuse to permit any examination of the books and/or records of the corporation during the fifteen (15) day period referred to in Section 2 of ARTICLE III of these Bylaws, anything hereinabove set forth in this section of the Bylaws to the contrary notwithstanding.


                                  ARTICLE IV
                                  ----------

     Section 1. Annual Meetings. The regular Annual Meeting of the Shareholder
     ---------  ---------------
of the corporation shall be held at the office of the corporation in Denver, Colorado, or at such other place, either within or without the State of Colorado, as may be ordered by the Chairman of the Board, President and Chief Executive Officer, or the Board of Directors. The Annual Meeting shall be held immediately preceding the first regular Board of Directors meeting in each calendar year, or at such other time as the Board of Directors in its discretion may determine. At such meeting, the Directors for the ensuing year shall be elected. The officers of the corporation may present their annual reports.

     Section 2. Special Meetings. Special Shareholders' meetings may be called
     ---------  ----------------
by the Chairman of the Board or the President and Chief Executive Officer, or the Secretary, or by resolution adopted at a meeting of the Board of Directors or on call signed by the corporation's Shareholder. Unless the Board of Directors directs otherwise, said meetings shall be held at the office of the corporation in Denver, Colorado, but may be held at such other place, within or without the State of Colorado, as may be designated by the Board of Directors. Calls for special meetings shall specify the time, place and objects therefor, and no other business than that specified in the call shall be considered in any such meeting.

     Section 3. Notice of Meetings. Notice of the time and place of all regular
     ---------  ------------------
and special meetings shall be prepared by the Secretary, and may be delivered personally, or deposited in the post office, properly addressed, with postage prepaid, to the Shareholder not less than ten (10) nor more than fifty (50) days before such meeting. If the Shareholder shall fail to furnish the Secretary with its correct post office address, it shall not be entitled to the separate, personal notice referred to herein. Regular and special meetings may be held upon waiver duly signed by the Shareholder of record, without notice thereof being published or mailed. No notice of any Shareholder's meeting shall be required when the Shareholder is present, either in person or by proxy at such meeting.

     Section 4. Election of Directors. At each annual meeting of the Shareholder
     ---------  ---------------------
of the corporation not less than five (5) nor more than fifteen (15) Directors shall be elected who shall

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serve until their successors are duly elected and qualified, unless they sooner resign. Election of Directors shall be by the Shareholder, either in person or by proxy.

     Section 5. Proxies. The Shareholder entitled to vote may be represented at
     ---------  -------
any regular or special meeting of the Shareholder by a duly executed proxy. The proxy shall be in writing and properly signed, and no proxy shall be recognized unless executed within eleven (11) months of the date of the meeting at which it is presented unless otherwise provided in the proxy.

     Section 6. Order of Business. The order of business at the annual meeting
     ---------  -----------------
and, so far as is practicable, at all other meetings of the Shareholder, shall include, but not be limited to, the following:

      1. Call of roll.

      2. Proof of due notice of meeting.

      3. Reading and disposal of any unapproved minutes.

      4. Annual reports of officers and committees.

      5. Election of Directors.

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                                   ARTICLE V
                                   ---------

                                   Dividends
                                   ---------

     Section 1. Dividends. Dividends shall be declared at such times and in such
     ---------  ---------
amounts as the Board may direct, but no dividends shall be declared which will violate the statutes of the State of Colorado.


                                  ARTICLE VI
                                  ----------

                           Miscellaneous Provisions
                           ------------------------

     Section 1. Corporate Seal. The corporate seal of the corporation shall
     ---------  --------------
consist of two concentric circles, between which shall be "Security Life of Denver Insurance Company" and in the center shall be inscribed the word "Seal", which seal, as impressed on the margin hereof, is adopted as the seal of the corporation.

     Section 2. Depositories and Withdrawals. The Board of the Directors may
     ---------  ----------------------------
designate depositories for the funds of the corporation and funds deposited therein by any officer or other person connected with the corporation shall not place any personal liability upon the person or persons authorized to make such deposits should any loss occur through failure of any such depository. Funds shall not be withdrawn from any depository except upon two authorized signatures unless the instrument for withdrawal of funds bears the authorized facsimile signature produced by a check signing device, the use of which may be authorized by the Board of Directors or the Executive Committee.

     Section 3. Bonds. Such bond or bonds may be required of the officers and
     ---------  -----
employees of the corporation as the Board of Directors shall require. The corporation may pay the charges for any bond or for bonds that may be otherwise given in favor of the corporation.


                                  ARTICLE VII
                                  -----------

     Section 1. Amendments. Any and all provisions of these Bylaws may be
     ---------  ----------
altered, amended, repealed or added to by the Board of Directors.

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                                 ARTICLE VIII
                                 ------------

                         Indemnification of Directors,
                         -----------------------------
                         Officers and Other Personnel
                         ----------------------------

     Section 1. Non-Derivative Actions. The corporation shall indemnify any
     ---------  ----------------------
person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, member of a committee appointed by the Board of Directors, officer, salaried employee, or fiduciary of the corporation or is or was serving at the request of the corporation (whether or not as a representative of the corporation) as a director, officer, employee, (for example, acting in a fiduciary capacity for welfare benefit plans including but not limited to Employees' Retirement Plan, Savings Incentive Plan, Group Medical Plan, Prescription Drug Program, Group Term Life Insurance, Group Dental Plan, Travel Accident Plan or Deferred Compensation Plan, et al.), or fiduciary of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgement, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation and, with respect to any original criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. Derivative Actions. The corporation shall indemnify any person
     ---------  ------------------
who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or in suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, member of a committee appointed by the Board of Directors, officer, salaried employee, or fiduciary of the corporation or is or was serving at the request of the corporation (whether or not as a representative of the corporation) as a director, officer, employee, (for example, acting in a fiduciary capacity for welfare benefit plan including but not limited to Employee's Retirement Plan, Savings Incentive Plan, Group Medical Plan, Prescription Drug Program, Group Term Life Insurance, Group Dental Plan, Travel Accident Plan or Deferred Compensation Plan, et al.), or fiduciary of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for the negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     Section 3. Expenses. To the extent that a director, member of a committee
     ---------  --------
appointed by the Board of Directors, officer, salaried employee, or fiduciary of the corporation shall be successful on the merits in defense of any action, suit, or proceeding referred to in Section 1 or Section 2 of this Article VIII or in defense of any claim, issue, or matter therein, he shall be indemnified by the corporation against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

     Section 4. Authorization. Any indemnification under Section 1 or Section 2
     ---------  -------------
of this Article VIII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, member of a committee appointed by the Board of Directors, officer, salaried employee, or fiduciary is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 1 or Section 2. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the Stockholder.

     Section 5. Advance Payment of Expenses. Expenses (including attorney fees)
     ---------  ---------------------------
incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in Section 4 of this Article VIII upon receipt of an undertaking by or on behalf of the director, member of a committee appointed by the Board of Directors, officer, salaried employee, or fiduciary to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article VIII.

     Section 6. Non-Exclusivity and Continuance. The indemnification provided by
     ---------  -------------------------------
this Article VIII shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under the Articles of Incorporation, any agreement, insurance policy, vote of the Stockholder or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office. Any indemnity otherwise payable under this Article VIII on account of any specific loss or expense shall be reduced by the amount of any insurance proceeds paid or payable to the person to be indemnified on account of the same loss or expense is such insurance is provided by the corporation or any of its affiliates. The indemnification provided by this Article VIII shall continue as to a person who has ceased to be a director, member of a committee appointed by the Board of Directors, officer, salaried employee, or fiduciary with regard to acts or omissions of such person occurring or alleged to have occurred while the person was so engaged, and shall inure to the benefit of heirs, executors, and administrators of such a person.

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

     Section 7. Application of this Article. The provisions of this Article VIII
     ---------  ---------------------------
shall apply to all actions, suits or proceedings described in Section 1 or
Section 2 arising or alleged to arise out of any acts or omissions on the part of any person referred to in Section 1 or Section 2 occurring or alleged to occur prior to the adoption of this Article VIII or at any time while it remains in force.

     Section 8. Exclusions. No indemnification is provided under this Article
     ---------  ----------
VIII for unsalaried persons under contract with the corporation in sales capacities such as General Agents, Agents and Brokers. Except as expressly provided in this Article VIII no indemnity is provided for persons performing services to the corporation as independent contractors.

     I certify that the foregoing is a full and complete copy of the Bylaws of Security Life of Denver Insurance Company as amended on January 29, February 18, 1969, October, 1974, May 11, July 27, 1977, February 17, 1978, February 22,
1980, April 28, 1980, May 14, 1980, May 29, 1981, November 10, 1982, May 10,
1984, May 29, 1985, May 5, 1988, November 2, 1989, October 31, 1990, November 8,
1991, and February 14, 1994.



Date: February 21, 1995                        /s/ Irene M. Colorosa
                                               ---------------------
                                               Irene M. Colorosa
                                               Assistant Secretary

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